                                                                   EXHIBIT(b)(3)


                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("this Amendment") is dated as of June 20, 2005 (the "Effective Date"), by and among BOOKS-A-MILLION, INC., a Delaware corporation ("BAM"), and its wholly-owned subsidiaries AMERICAN WHOLESALE BOOK COMPANY, INC., an Alabama corporation ("AWBC") and AMERICAN INTERNET SERVICE, INC., an Alabama corporation ("AIS") and the wholly-owned subsidiaries of AIS, BOOKSAMILLION.COM, INC., an Alabama corporation ("BAM.COM"), NETCENTRAL, INC., a Tennessee corporation ("NI"), and FAITHPOINT, INC. an Alabama corporation ("FAITHPOINT"); BAM, AWBC, AIS, bam.com, NI and FaithPoint are sometimes together referred to as the "INITIAL PARTICIPATING ENTITIES"; the Initial Participating Entities, together with all Persons that hereafter become Participating Entities, being hereafter sometimes together referred to as the "BORROWERS"), BANK OF AMERICA, N.A., a national banking association ("BOFA"), and the various lenders identified on the signature pages hereto (collectively, the "LENDERS"); and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (the "AGENT").



                                    RECITALS

         A. The Borrowers, the Lenders and the Agent have previously entered into that certain Credit Agreement dated as of July 1, 2002 (together with any and all amendments thereto, including, but not limited to that certain First Amendment to Credit Agreement dated as of June 14, 2004, the "Credit Agreement"). Capitalized terms not otherwise herein defined shall have the meanings given them in the Credit Agreement.

         B. The Borrowers, the Lenders and the Agent now desire to amend the Minimum Shareholder's Equity covenant set forth in the Credit Agreement and to make the other changes set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers, the Lenders and the Agent hereby agree as follows, with such agreements to become effective as of the Effective Date:

         1. RECITALS. The recitals hereinabove are hereby incorporated by this reference as if fully set forth herein.

         2. RULES OF CONSTRUCTION. This Amendment is subject to the rules of construction set forth in Section 1.2 of the Credit Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF BORROWERS. The Borrowers represent and warrant to the Lenders and the Agent as follows:

                  (a) REPRESENTATIONS AND WARRANTIES IN CREDIT DOCUMENTS. All of the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (b) NO DEFAULT. As of the Effective Date, the Borrowers are in compliance in all material respects with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and, no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

                  (c) ORGANIZATIONAL DOCUMENTS. The articles of incorporation and bylaws of the Borrowers have not been modified or amended since July 1, 2002.

         4. AMENDMENTS TO CREDIT AGREEMENT. Section 5.8.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  5.8.3 Minimum Shareholders' Equity. Shareholders' Equity for the Consolidated Entities on a consolidated basis shall: (a) for any date prior to and including September 30, 2005, not be less than $85,000,000 and (b) for any date after September 30, 2005, not be less than the Reset Minimum SH Equity, plus (i) 50% of Consolidated Net Income (if positive and with no reduction if negative), for each fiscal quarter (beginning with the fiscal quarter ending on or about October 30, 2005 and each fiscal quarter thereafter) and (ii) 100% of the Net Cash Proceeds from any Equity Issuance. For purposes of this
                  Section 5.8.3, "Reset Minimum SH Equity" shall equal the greater of (aa) $85,000,000 or (bb) 90% of Shareholders' Equity for the Consolidated Entities on a consolidated basis as of the fiscal quarter ending on or about July 30, 2005, less the actual purchase price (including normal and customary related transaction fees, commissions and other expenses incurred in connection with such purchases) paid by BAM in connection with the re-acquisition of outstanding capital stock of BAM from the last day of the fiscal quarter ending on or about July 30, 2005 until September 30, 2005. Notwithstanding anything to the contrary set forth herein, if BAM does not re-acquire any of its outstanding capital stock between June 20, 2005 and September 30, 2005, the Shareholders' Equity for the Consolidated Entities on a consolidated basis shall not on any date be less than $104,018,000.00, plus (i) 50% of Consolidated Net Income (if positive and with no reduction if negative), for each fiscal quarter (beginning with the fiscal quarter ending on or about April 30, 2002 and each fiscal quarter thereafter) and (ii) 100% of the Net Cash Proceeds from any Equity Issuance.

         5. CREDIT DOCUMENTS TO REMAIN IN EFFECT. Except as expressly amended herein, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

         6. NO NOVATION, ETC. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor release any party from liability for any of the Loans, nor affect any of the rights, powers or remedies of the Lenders under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

         7. REFERENCES IN CREDIT DOCUMENTS. Effective as of the Effective Date, all references in the Credit Documents to the "Credit Agreement" shall refer to the Credit Agreement as amended by this Amendment, including but not limited to, the extension of the Maturity Date, and as the Credit Agreement may be further amended from time to time.

         8. GOVERNING LAW, SUCCESSORS AND ASSIGNS, ETC. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9. HEADINGS. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         10. ENTIRE AGREEMENT. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

         11. SEVERABILITY. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         13. EFFECT OF THIS AMENDMENT. This Amendment amends and supplements the Credit Agreement and shall be construed as if it is a part thereof for all purposes.



                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have caused this Amendment to be executed and delivered by their duly authorized representatives on the dates set forth below their signature, to be effective as of the Effective Date.

                                       BOOKS-A-MILLION, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its  Chief Financial Officer
                                              ---------------------------------

                                       Dated:   June 20, 2005
                                              ---------------------------------


                                       NETCENTRAL, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its   Chief Financial Officer
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------


                                       AMERICAN INTERNET SERVICE, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its   Chief Financial Officer
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------


                                       AMERICAN WHOLESALE BOOK
                                       COMPANY, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its   Chief Financial Officer
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------

                                       BOOKSAMILLION.COM, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its   Chief Financial Officer
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------


                                       FAITHPOINT, INC.


                                       By:    /s/ Richard Wallington
                                           ------------------------------------

                                           Its   Chief Financial Officer
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------

                                       BANK OF AMERICA, N.A., AS AGENT


                                       By:    /s/ David B. Jackson
                                           ------------------------------------

                                           Its   Senior Vice President
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------

                                       BANK OF AMERICA, N.A., AS A LENDER


                                       By:    /s/ David B. Jackson
                                           ------------------------------------

                                           Its   Senior Vice President
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------

                                       AMSOUTH BANK, AS A LENDER


                                       By:    /s/ David A. Simmons
                                           ------------------------------------

                                           Its   Senior Vice President
                                              ---------------------------------

                                       Dated:    June 17, 2005
                                              ---------------------------------

                                       SUNTRUST BANK, AS A LENDER


                                       By:    /s/ Kelly Gunter
                                           ------------------------------------

                                           Its   Vice President
                                              ---------------------------------

                                       Dated:    June 17, 2005
                                              ---------------------------------

                                       SOUTHTRUST BANK, AS A LENDER


                                       By:    /s/ Kelly Peace
                                           ------------------------------------

                                           Its   Assistant Vice President
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------

                                       WELLS FARGO BANK, N.A., AS A LENDER


                                       By:    /s/ Robert Louk
                                           ------------------------------------

                                           Its   Vice President
                                              ---------------------------------

                                       Dated:    June 20, 2005
                                              ---------------------------------



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